As filed with the Securities and Exchange Commission on May 2, 2011

Registration No. 033-64313

Registration No. 333-81441

Registration No. 333-51506

Registration No. 333-51512

Registration No. 333-63754

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 033-64313

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-81441

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-51506

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-51512

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-63754

UNDER THE SECURITIES ACT OF 1933

NASH-FINCH COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0431960 (I.R.S. Employer Identification No.)
7600 France Avenue South Edina, Minnesota (Address of Principal Executive Offices)	55435 (Zip Code)

7600 France Avenue South

Edina, Minnesota 55435

(Address of principle executive offices)(zip code)

Nash-Finch Company 1995 Director Stock Option Plan

Nash-Finch Company 1999 Employee Stock Purchase Plan

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Non-Plan Stock Option

(Full titles of the plans)

Kathleen M. Mahoney

Executive Vice President, General Counsel & Secretary

Nash-Finch Company

7600 France Avenue South

Edina, Minnesota 55435

(952) 832-0534

 (Name, address and telephone number of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

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TERMINATION OF REGISTRATION

These post-effective amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Forms S-8 (collectively, the “Registration Statements”) filed by Nash-Finch Company (the “Registrant”) with the Securities and Exchange Commission (the “SEC”):

•

Form S-8 (Registration No. 33-64313) filed with the SEC on November 16, 1995, registering 40,000 shares of the Registrant’s Common Stock, par value $1.66-2/3 per share (“Common Stock”) under the 1995 Director Stock Option Plan;

•

Form S-8 (Registration No. 333-81441) filed with the SEC on June 24, 1999, registering 200,000 shares of the Registrant’s Common Stock under the Nash-Finch Company 1999 Employee Stock Purchase Plan;

•

Form S-8 (Registration No. 333-51506) filed with the SEC on December 8, 2000, registering 200,000 shares of the Registrant’s Common Stock under the Non-Plan Stock Option;

•

Form S-8 (Registration No). 333-51512 filed with the SEC on December 8, 2000, registering an additional 160,000 shares of the Registrant’s Common Stock under the 1995 Director Stock Option Plan; and

•

Form S-8 (Registration No. 333-63754) filed with the SEC on June 25, 2001, registering an additional 250,000 shares of the Registrant’s Common Stock under the Nash-Finch Company 1999 Employee Stock Purchase Plan.

The above-referenced plans have expired by their terms and all shares of Common Stock and options granted thereunder or governed thereby have been issued, exercised or expired unexercised, as the case may be.  In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities originally registered by the Registration Statements that remain unsold at the termination of the applicable offering, these post-effective amendment are being filed to terminate the effectiveness of the Registration Statements and to remove from registration all securities registered but not sold under the Registration Statements.

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SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 26, 2011.

NASH-FINCH COMPANY

By:	/s/ Alec. C. Covington
Name:	Alec C. Covington
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each such person whose signature appears below constitutes and appoints Kathleen M. Mahoney the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 26, 2011 by the following persons in the capacities indicated.

/s/ Alec C. Covington	/s/ Robert B. Dimond

Alec C. Covington President, Chief Executive Officer and Director (Principal Executive Officer)	Robert B. Dimond Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ William R. Voss	/s/ Mickey P. Foret

William R. Voss, Chairman of the Board	Mickey P. Foret, Director

/s/ Robert L. Bagby	/s/ Douglas A. Hacker

Robert L. Bagby, Director	Douglas A. Hacker, Director

/s/ Sam K. Duncan	/s/ Hawthorne L. Proctor

Sam K. Duncan, Director	Hawthorne L. Proctor, Director

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